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                                                                     Exhibit 5.1

                   [LETTERHEAD OF WILMER, CUTLER & PICKERING]

                                  June 3, 1999

Danaher Corporation
1250 24th Street, N.W.
Washington, D.C. 20037

            Re: Danaher Corporation (the "Company")
                Registration Statement on Form S-4

Ladies and Gentlemen:

   In connection with the registration of the issuance of shares (the "Common Shares") of Common Stock of the Company, par value $0.01 per share, under the Securities Act of 1933, as amended (the "Act"), by the Company, on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on June 3, 1999 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

   In our capacity as your special counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Shares by the Company pursuant to
(i) the Agreement and Plan of Merger, dated April 21, 1999, among the Company, H\2\O Acquisition Corp. and Hach Company (the "Merger Agreement"), and (ii) the Agreement and Plan of Reorganization, dated as of April 21, 1999, among the Company, C&K Enterprises, Ltd. and Kathryn C. Hach-Darrow and Bruce J. Hach (the "Reorganization Agreement"). We assume for purposes of this opinion that
(i) the merger of H\2\O Acquisition Corp. with and into Hach Company (the "Merger") will take place at the Effective Time (as defined in the Merger Agreement) in the manner contemplated by the Merger Agreement and (ii) the reorganization (the "Reorganization") of C&K Enterprises, Ltd. will take place at the Reorganization Closing Time (as defined in the Reorganization Agreement) in the manner contemplated by the Reorganization Agreement. In addition, we have made such legal and factual examinations and inquiries, including examinations of documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

   In our examination of documents and records, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as telecopied, certified, photostatic or reproduced copies and the authenticity of all such documents. We have also assumed, but not independently verified, that all documents executed by a party other than the Company or any respective subsidiaries thereof were duly and validly authorized, executed and delivered by such party, that such party has the requisite power and authority to execute, deliver and perform such agreements and other documents, and that such agreements and other documents are legal, valid and binding obligations of such party and enforceable against such party in accordance with their respective terms.

   Based upon and subject to the foregoing, it is our opinion that the Common Shares being registered under the Registration Statement, when issued pursuant to the Merger and the Reorganization in the manner contemplated by the Registration Statement, the Merger Agreement and the Reorganization Agreement, will be validly issued, fully paid and nonassessable.
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   This opinion is limited to the general corporate law of the State of
Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or as to any matters of municipal law or the laws of any other local agencies within the state. We express no opinion whatsoever as to any other laws or regulations or as to laws relating to choice of law or conflicts of law principles.

   The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes which may thereafter be brought to our attention. Our opinions are based on statutory and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy or decision which may be enacted, determined or adopted after the date hereof, nor assume any responsibility to advise you of future changes in our opinions.

   We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to any and all references to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the Rules and Regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                            /s/ Mark A. Dewire
                                          --------------------
                                          Mark A. Dewire, a partner